UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 2, 2021
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

    Ford Motor Company (“Ford” or “Company”) hereby incorporates by reference its news release dated February 4, 2021, which is furnished as Exhibit 99 hereto.

    Beginning at 5:00 p.m. on February 4, 2021, Ford President and Chief Executive Officer Jim Farley, Chief Financial Officer John Lawler, and other members of Ford’s senior management team will host a conference call to discuss Ford’s fourth quarter and full year 2020 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for the call is a verbal response of “Ford Earnings.”

    The presentation and supporting materials are available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

    Investors also may access replays of the presentation beginning after 8:00 p.m. the day of the event through February 10, 2021 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The Conference ID for replays is 9677173.

    All times referenced above are in Eastern Time.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, the Compensation Committee of the Board of Directors of the Company approved an adjustment, applicable only for 2020, to the “business performance factor” (the “BPF”) used to calculate awards for employees under the Company’s Annual Incentive Compensation Plan (the “AICP”). The amount payable under the AICP is determined, in part, by multiplying an employee’s target award by the extent to which the Company performance for 2020 met certain pre-established thresholds, which collectively represent the BPF. For 2020, the unadjusted BPF was 23%, but the Committee approved the use of a BPF of 50% (the “Adjusted BPF”) to create a supplemental budget for calculating AICP awards for 2020 performance. Employees other than corporate officers will receive their AICP awards in cash. For corporate officers, the awards will be divided into two portions: one portion paid in a cash amount that is attributable to the unadjusted 2020 BPF (23%), and the remaining portion paid in an amount of time-based restricted stock units, with a one year vesting period, equivalent to the balance of the Adjusted BPF (27%), with differentiation based on each corporate officer’s contributions toward the Company’s efforts in response to COVID-19.

2020 AICP awards remain subject to further adjustment based on individual performance, and final awards will be communicated to employees other than corporate officers as part of the annual compensation notification process in March 2021. Final awards for corporate officers will be determined by the Compensation Committee following performance reviews in February or March 2021.

Historically, the Compensation Committee has refrained from exercising its discretion to modify the AICP awards, but the Compensation Committee believes that the unprecedented circumstances of the COVID-19 pandemic warrant this adjustment and the corresponding equity awards for corporate officers. In exercising its discretion, the Compensation Committee considered, among other things, that the performance criteria used to set the 2020 AICP targets were established before the onset of the COVID-19 pandemic, which significantly disrupted the Company’s business and required correspondingly significant adjustments to the Company’s operations rendering the pre-established 2020 AICP performance criteria inappropriate for fairly measuring the Company’s performance in 2020. As events associated with the pandemic unfolded, management took decisive action to respond to the disruption, first by promoting the safety and welfare of the Company's global workforce by imposing travel restrictions, work-from-home requirements for certain employees, and safety and preventative measures at the Company’s factories and facilities, and then by helping the communities in which the Company’s employees, customers, and business partners live; developing, producing, and donating personal protective equipment in areas of need; implementing an effective manufacturing restart; and making several major product introductions. Management also took measures to assure the Company's ongoing liquidity and financial stability through financing activities, cash preservation initiatives, capital expense reductions, and cost control measures, including deferring payment of a portion of the salaries of certain corporate officers from May through October, when the Company successfully repaid more than $7 billion of its Automotive debt. These actions helped preserve and advance the Company's long-term performance and positioned the Company to achieve better results in the second, third, and fourth quarters than the Company had forecast at the beginning of the COVID-19 pandemic.

In view of the unforeseeable impact of the pandemic and the extraordinary response of the Company's workforce, the Compensation Committee considered it appropriate to reward 2020 AICP-eligible employees, including corporate officers, with this modification in recognition of their work and achievements under these challenging circumstances. The Compensation Committee also believes that this modification will have a positive impact on maintaining and improving employee engagement and retention, which is vital for delivering the Company’s Plan in 2021. The Compensation Committee determined to award corporate officers with time-based restricted stock units in lieu of an adjustment to their cash bonus under the AICP in order to further align the interests of the Company’s corporate officers with those of the Company’s shareholders.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated February 4, 2021	Furnished with this Report

Exhibit 104	Cover Page Interactive Data File	**
(formatted in Inline XBRL)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: February 4, 2021	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*	Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.
**	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.